UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITY EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2014

Exact name of registrant as specified in its charter)

Kentucky (State of incorporation)	001-33998 (Commission file number)	61-0156015 (IRS Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400, Louisville, Kentucky 40222 (Address of principal executive offices) (Zip Code)

(502) 636-4400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 28, 2014 Churchill Downs Incorporated (CDI) (NASDAQ: CHDN) announced that it has entered into a binding term sheet with The Stronach Group (TSG) under which TSG will operate, at TSG’s expense, live racing and maintain certain facilities used for racing and training at Calder Race Course (Calder) located in Miami Gardens, Florida; however, under the terms of the proposed transaction, CDI will continue to own and operate the Calder Casino.

The transaction is anticipated to be completed by June 30, 2014  and is contingent upon regulatory approval, certain amendments to Calder’s agreement with the Florida Horsemen’s Benevolent and Protective Association, Inc. (FHBPA), execution of certain other definitive agreements (such as the facility lease agreement) and other usual and customary closing conditions.

A copy of the press release announcing the transaction is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated May 28, 2014 issued by Churchill Downs Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED
May 28, 2014	/s/ Alan K. Tse___________________ By: Alan K. Tse Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

    Exhibit No.    Description

    99.1        Press Release dated May 28, 2014 issued by Churchill Downs Incorporated.